CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND, WHERE APPLICABLE, HAVE BEEN MARKED WITH AN ASTERISK TO DENOTE WHERE OMISSIONS HAVE BEEN MADE. THE CONFIDENTIAL MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

MODIFICATION

TO

TECHNOLOGY INVESTMENT AGREEMENT

BETWEEN
AMYRIS, INC.,
5885 HOLLIS STREET
SUITE 100
EMERYVILLE, CALIFORNIA 94608

AND

THE DEFENSE ADVANCED RESEARCH PROJECTS AGENCY
675 NORTH RANDOLPH STREET
ARLINGTON, VA 22203-2114

CONCERNING

IMPROVING DNA ASSEMBLY AND INTEGRATION ACROSS PLATFORMS WITH
BETTER SYSTEMS AND TOOLS
(LIVING FOUNDRIES)

Agreement No.: HR0011-12-3-0006
Modification No.: P00011
Purchase Request No.: N/A

Total Amount of the Agreement: $8,504,788
Phase 1: $3,358,334
Phase 2 (Option): $5,146,453
Total Estimated Government Funding: $7,654,309
Phase 1: $3,022,501
Phase 2 (Option): $4,631,808
Contactor Share Contribution: $850,479
Phase 1: $335,834
Phase 2 (Option): $514,645

Funds Obligated By This Modification: $0.00
Total Funds Obligated To Date: $6,300,819

Authority: Article III(C)(1)

HR0011-12-3-0006
P00011

The purpose of this modification is to apply funding to Milestones 13 through 15. Accordingly, the following changes apply:

1.
Article V, “Obligation and Payment,” paragraph C, “Accounting and Appropriation Data,” is revised to reflect the inclusion of the $834,797 (PR No. HR001149922, Control No. 9922, ACRN AD) provided to Milestone 13, $428,693 (PR No. HR001149922, Control No. 9922, ACRN AD @ $76,747, and PR No. HR001149891, Control No. 9891, ACRN AC @ $351,946) to Milestone 14, and $90,000 (PR No. HR001149891, Control No. 9891, ACRN AC) to Milestone 15. The Lines of Accounting are shown in Enclosure 1 and below:

ACRN AC: 012199 097     0400 000 N 20132014 D 1320 HLTM6         2013.MBT-
02.CORE.A DARPA 255

$441,946
(Milestone 14 and 15)
(PR No. HR001149891)

ACRN AD: 012199 097     0400 000 N 20142015 D 1320 BLTM6         2014.MBT-
02.CORE.A DARPA 255

$911,544
(Milestones 13 and 14)
(PR No. HR001149922)

2.	The “Total Funds Obligated To Date” is hereby increased from $6,300,890 by $1,353,490 to $7,654,309.

3.	The Attachment No. 3, “Schedule of Payments and Payable Milestones” is modified to reflect the funding added to the Agreement via P00011. See Enclosure 1.

4.	The Attachment No. 4, “Funding Schedule” is modified to reflect the current funding profile. See Enclosure 1.

5.
A fully conformed version of Agreement No. HR0011-12-3-0006 through P00011, reflecting the changes summarized above, is provided as Enclosure 1 to this modification. All changes to the Modification No. P00011 conformed Agreement are highlighted in yellow.

HR0011-12-3-0006
P00011

FOR AMYRIS INC	FOR THE DEFENSE ADVANCED RESEARCH PRODUCTS AGENCY

(Signature & Date)	(Signature & Date)
Nicholas Khadder	Michael D. Blackstone
Vice President & General Counsel	Agreements Officer

Agreement HR0011-12-3-0006

TECHNOLOGY INVESTMENT AGREEMENT

BETWEEN

AMYRIS, INC.,
5885 HOLLIS STREET
SUITE 100
EMERYVILLE, CALIFORNIA 94608

AND

THE DEFENSE ADVANCED RESEARCH PROJECTS AGENCY
675 NORTH RANDOLPH STREET
ARLINGTON, VA 22203-2114

CONCERNING

IMPROVING DNA ASSEMBLY AND INTEGRATION ACROSS PLATFORMS WITH BETTER
SYSTEMS AND TOOLS
(LIVING FOUNDRIES)

Agreement No.: HR0011-12-3-0006
ARPA Order No.: S351/00, S351/01, S351/02, HR001133399, HR001146140, HR001147725
HR001149922, and HR001149891

Total Amount of the Agreement: $8,504,788
Phase 1: $3,358,334
Phase 2 (Option): $5,146,453

Total Estimated Government Funding: $7,654,309
Phase 1: $3,022,501
Phase 2 (Option): $4,631,808
Contactor Share Contribution: $850,479
Phase 1: $335,834
Phase 2 (Option): $514,645
Total Funds Obligated: $7,654,309
Authority: 10 U.S.C. § 2371

Line of Appropriation – See Article V.

This Agreement is entered into between the United States of America, hereinafter called the Government, represented by The Defense Advanced Research Projects Agency (DARPA), and AMYRIS, INC., a corporation organized and existing under the laws of the State of Delaware with its principal place of business at 5885 Hollis Street, Suite 100, Emeryville, California 94608 pursuant to and under U.S. Federal law.

Enclosure 1	Conformed Copy	P00011

Agreement HR0011-12-3-0006

FOR AMYRIS INC	FOR THE DEFENSE ADVANCED RESEARCH PRODUCTS AGENCY
//See Modification No. P00011//
(Signature & Date)	(Signature & Date)

Michael D. Blackstone
Agreements Officer
(Name, Title)	(Name, Title)

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ARTICLE I:    SCOPE OF THE AGREEMENT

A.    Background

Amyris has been a leader in the synthetic biology technologies, using living organisms as “factories” or “manufacturing systems” to produce compounds. Although the synthetic biology movement has been intermittently successful in certain directed endeavors, there has been insufficient effort toward standardizing and optimizing synthetic biology tools, procedures and platforms. By focusing on the same principles that made the United States the leaders in traditional manufacturing, namely consistent engineering and efficiency, Amyris seeks, through funding in this Agreement , to research and develop a state of the art development cycle for an enhanced engineering cycle to realize living foundries. Amyris aims to achieve these innovations by developing tools increasing the speed of engineered DNA and microbes while simultaneously expanding the scope of the living systems that are readily engineered. Engineering living systems is slow, expensive, and unreliable. Even for seemingly straightforward applications such as developing a fermentable microbe capable of turning sugar into higher value chemicals can take many hundreds of person-years of effort. For example, genetic engineering has enabled the microbial production of non-native natural products such as 1,3-propanediol made in engineered E. coli (~575 years of effort) or artemisinic acid made in engineered S. cerevisiae (~130 years of effort).

For microbes to become a routine manufacture paradigm, offering an alternative to traditional chemicals and petroleum feedstocks, and for living systems eventually to enable novel commercial and military applications (self-healing or corrosion-resistant materials) the effort and expense associated with developing new applications must be reduced by an order of magnitude. This entire enterprise is in its infancy and the work required to reduce the time and effort needed to develop a new microbe is risky and at odds with the work also needed to bring a product to market in a one-off manner, the chief goal of any company seeking to capitalize on the technology. This Agreement supports research with a long-term perspective to support that entire industry by funding efforts that will enable everyone to do more with less.

B.    Definitions

Agreement: The body of this Agreement and Attachments 1 – 4, which are expressly incorporated in and made a part of the Agreement.

Collaborators: A third party in a contractual arrangement with the Performer whereby Amyris has agreed to jointly research, develop and/or commercialize and has an active role in such arrangement. For the avoidance of doubt, an “active role” by Amyris is a contractual relationship (1) that involves more than the mere transfer of intellectual property, and (2) where Amyris has a significant participation in decisionmaking and/or funding of the activities. Collaborators include all parties in collaborations with Amyris as of the effective date, even if the collaboration is modified or amended after the effective date.

Data: Recorded information, regardless of form or method of recording, which includes but is not limited to, technical data, software, and trade secrets. The term does not include financial, administrative, cost, pricing or management information and does not include Subject Inventions, included in Article VII.

Foreign Firm or Institution: A firm or institution organized or existing under the laws of a country other than the United States, its territories, or possessions. The term includes, for purposes of this

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Agreement, any agency or instrumentality of a foreign government; and firms, institutions or business organizations which are owned or substantially controlled by foreign governments, firms, institutions, or individuals.

Government: The United States of America, as represented by DARPA.

Government Purpose Rights: The rights to use, duplicate, or disclose Data, in whole or in part and in any manner, for Government purposes only, and to have or permit others to do so for Government purposes only.

Government Purpose: Any activity in which the United States Government is a party, including cooperative agreements with international or multi-national defense organizations or sales or transfers by the United States Government to foreign governments or international organizations. Government purposes include competitive procurement, but do not include the rights to use, modify, reproduce, release, perform, display, or disclose Data for commercial purposes or authorize others to do so.

Invention: Any invention or discovery which is or may be patentable or otherwise protectable under Title 35 of the United States Code.

Know-How: All information including, but not limited to discoveries, formulas, materials, Inventions, processes, ideas, approaches, concepts, techniques, methods, software, programs, documentation, procedures, firmware, hardware, technical data, specifications, devices, apparatus and machines.

Limited Rights: The rights to use, modifiy, reproduce, release, perform, display, or disclose Data, in whole or in part, within the Government. The Government may not, without the written permission of the party asserting limited rights, release or disclose the Data outside the Government.

Made: Relates to any Invention means the conception or first actual reduction to practice of such Invention.

Performer: AMYRIS, INC. a corporation organized and existing under the laws of the State of Delaware with its principal place of business at 5885 Hollis Street, Suite 100, Emeryville, California 94608

Practical Application: To manufacture, in the case of a composition of product; to practice, in the case of a process or method, or to operate, in the case of a machine or system; and, in each case, under such conditions as to establish that the Invention is capable of being utilized and that its benefits are, to the extent permitted by law or Government regulations, available to the public on reasonable terms. For the avoidance of doubt, the Parties acknowledge that “practical application” under this Agreement may not include actual commercialization of Subject Inventions hereunder because such Subject Inventions are likely to be research tools and platforms (e.g., it is envisioned that the tools and platforms resulting from the research carried out under this agreement will later – outside of this agreement - be used by the performer to develop commercial products).

Program: Research and development being conducted by the Performer, as set forth in Article I., paragraph C.

Property: Any tangible personal property other than property actually consumed during the execution of work under this agreement.

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Subject Invention: Any Invention conceived or first actually reduced to practice in the performance of work under this Agreement that is capable of use as a tool for making or altering a genetically modified organism, provided however, any Inventions, regardless when conceived or reduced to practice, covering the genetically modified organism, a strain, or any compound or product made by or from an organism or strain shall not be considered “Subject Inventions” hereunder. For the avoidance of doubt, no work performed prior to the effective date of this Agreement shall be considered performed “under this Agreement.”

Technology: Discoveries, innovations, Know-How and Inventions, whether patentable or not, including computer software, recognized under U.S. law as intellectual creations to which rights of ownership accrue, including, but not limited to, patents, trade secrets, and copyrights developed under this Agreement.

Unlimited Rights: Rights to use, duplicate, release, or disclose, Data in whole or in part, in any manner and for any purposes whatsoever, and to have or permit others to do so.

C.    Scope

1.    Amyris, Inc. (hereafter “the Performer”) shall perform a research and development program (Program) designed to develop improved DNA assembly and integration across platforms. The research shall be carried out in accordance with the Statement of Work incorporated in this Agreement as Attachment 1. The Performer shall submit or otherwise provide all documentation required by Attachment 2, Report Requirements.

2.    The Performer shall be paid for each Payable Milestone accomplished in accordance with the Schedule of Payments and Payable Milestones set forth in Attachment 3 and the procedures of Article V. Both the Schedule of Payments and the Funding Schedule set forth in Attachments 3 and 4 respectively may be revised or updated in accordance with Article III, subject to mutual agreement of the Parties.

3.    The Government and the Performer estimate that the Statement of Work of this Agreement can only be accomplished with a Performer aggregate resource contribution of

	Phase 1	Phase 2/ Option 1 (Exercised)	Total Costs if All Options Exercised
Government Share (90%)	$3,022,501	$4,631,808	$7,654,309
Performer Share (10%)	$335,834	$514,645	$850,479
Total Amount of the Agreement	$3,358,334	$5,146,453	$8,504,788

from the effective date of this Agreement, subject to the availability of funds. The Performer intends and, by entering into this Agreement, undertakes to cause these funds to be provided. The Performer’s contributions will be provided as detailed in the Funding Schedule set forth in Attachment 4. If either DARPA or the Performer is unable to provide its respective total contribution, the other Party may reduce its project funding by a proportional amount.

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D.    Goals / Objectives

1.    The goal of this Agreement is for the Government to fund a performance-based effort by the Performer to investigate and create platforms for increasing the speed of engineering DNA and microbes while simultaneously expanding the scope of the living systems that are readily engineered.

2.    The Government will have continuous involvement with the Performer. The Government will also obtain access to research results and certain rights in data and patents pursuant to Articles VII and VIII. DARPA and the Performer are bound to each other by a duty of good faith and best research effort in achieving the goals of the Program.

3.    This Agreement is an "other transaction" pursuant to 10 U.S.C. § 2371. The Parties agree that the principal purpose of this Agreement is for the Government to support and stimulate the Performer to provide their best effort in advanced research and technology development and not for the acquisition of property or services for the direct benefit or use of the Government. This Agreement can best be described as an accumulation of expenses approach with payments tied to Fixed Payable Milestones. The Performer will be paid for each Payable Milestone accomplished in accordance with the Schedule of Payments and Payable Milestones set forth in Attachment 3 and the procedures of Article V. The Schedule of Payments and Payable Milestones may be revised or updated in accordance with Article III. This Agreement is not intended to be, nor shall it be construed as, by implication or otherwise, a partnership, a corporation, or other business organization.

ARTICLE II:    TERM

A.    Term of this Agreement

The Program commences upon the date of the last signature hereon and continues for:

Phase 1 – Twelve (12) months.
Phase 2 (Exercised via P00005) – Twelve (12) months from date of option exercise.

If all funds are expended prior to the duration of any Phase of the Agreement, the Parties have no obligation to continue performance and may elect to cease development at that point.

Provisions of this Agreement, which, by their express terms or by necessary implication, apply for periods of time other than specified herein, shall be given effect, notwithstanding this Article.

B.    Termination Provisions

Subject to a reasonable determination that the program will not produce beneficial results commensurate with the expenditure of resources, either Party may terminate this Agreement by written notice to the other Party, provided that such written notice is preceded by consultation between the Parties. In the event of a termination of the Agreement, it is agreed that disposition of Data developed under this Agreement, shall be in accordance with the provisions set forth in Article VIII, Data Rights. The Government and the Performer will negotiate in good faith a reasonable and timely adjustment of all outstanding issues between the Parties as a result of termination. Failure of the Parties to agree to a reasonable adjustment will be resolved pursuant to Article VI, Disputes. The Government has no obligation to pay the Performer beyond the last completed and paid milestone if the Performer decides to terminate. For the avoidance of doubt, any such termination does not require repayment of milestone amounts already received by Performer.

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C. Extending the Term (Phase 2)

The Parties may extend by mutual written agreement the term of this Agreement if funding availability and research opportunities reasonably warrant. Any extension shall be formalized through modification of the Agreement by the Agreements Officer and the Performer’s Administrator.

(i) The Government may extend the term of this agreement by written notice to the Performer within 12 months; provided that the Government gives the Performer a preliminary written notice of its intent to extend at least 14 days before the agreement expires. The preliminary notice does not commit the Government to an extension.

(ii) If the Government exercises this option, the extended agreement shall be considered to include this article.

(iii) The total duration of this agreement, including the exercise of any options under this article, shall not exceed 24 months.
(End of clause)

ARTICLE III:    MANAGEMENT OF THE PROJECT

A.    Management and Program Structure

The Performer shall be responsible for the overall technical and program management of the Program, and technical planning and execution shall remain with the Performer. The DARPA Agreements Officer’s Representative shall provide recommendations to Program developments and technical collaboration and be responsible for the review and verification of the Payable Milestones.

B.    Program Management Planning Process

Program planning will consist of an Annual Program Plan with inputs and review from the Performer and DARPA management, containing the detailed schedule of research activities and payable milestones. The Annual Program Plan will consolidate quarterly adjustments in the research schedule, including revisions/modification to payable milestones.

1.    Initial Program Plan: The Performer will follow the initial program plan that is contained in the Statement of Work (Attachment 1), and the Schedule of Payments and Payable Milestones (Attachment 3).

2.    Overall Program Plan Annual Review

(a)    The Performer, with DARPA Agreements Officer’s Representative review, will prepare an overall Annual Program Plan in the first quarter of each Agreement year. (For this purpose, each consecutive twelve (12) month period from (and including) the month of execution of this Agreement during which this Agreement shall remain in effect shall be considered an “Agreement Year”.) The Annual Program Plan will be presented and reviewed at an annual site review which will be attended by the performer’s Key Personnel, the DARPA Agreements Officer’s Representative, Senior DARPA management as appropriate, and other DARPA program managers and personnel as appropriate. The Performer, with DARPA participation and review, will prepare a final Annual Program Plan.

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(b)    The Annual Program Plan provides a detailed schedule of research activities, commits the Performer to use its best efforts to meet specific performance objectives, includes forecasted expenditures and describes the Payable Milestones. The Annual Program Plan will consolidate all prior adjustments in the research schedule, including revisions/modifications to payable milestones. Recommendations for changes, revisions or modifications to the Agreement which result from the Annual Review shall be made in accordance with the provisions of Article III, Section C.

C.    Modifications

1.    As a result of quarterly meetings (in person or videoconference), annual reviews, or at any time during the term of the Agreement, research progress or results may indicate that a change in the Statement of Work and/or the Payable Milestones, would be beneficial to program objectives. Recommendations for modifications, including justifications to support any changes to the Statement of Work and/or the Payable Milestones, will be documented in a letter and submitted by the Performer to the DARPA Agreements Officer’s Representative with a copy to the DARPA Agreements Officer. This documentation letter will detail the technical, chronological, and financial impact of the proposed modification to the research program. The Performer shall approve any Agreement modification. The Government is not obligated to pay for additional or revised Payable Milestones until the Payable Milestones Schedule (Attachment 3) is formally revised by the DARPA Agreements Officer and made part of this Agreement.

2.    The DARPA Agreements Officer’s Representative shall be responsible for the review and verification of any recommendations to revise or otherwise modify the Agreement Statement of Work, Schedule of Payments or Payable Milestones, or other proposed changes to the terms and conditions of this Agreement.

3.    For minor or administrative Agreement modifications (e.g. changes in the paying office or appropriation data, changes to Government or the Performer’s personnel identified in the Agreement, etc.) no signature is required by the Performer.

ARTICLE IV:    AGREEMENT ADMINISTRATION

Unless otherwise provided in this Agreement, approvals permitted or required to be made by DARPA may be made only by the DARPA Agreements Officer. Administrative and contractual matters under this Agreement shall be referred to the following representatives of the parties:

A.    Government Points of Contact:

Agreements Officer:
[*]
[*]

DARPA Program Manager:
[*]
Program Manager
[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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[*]

Agreements Officer’s Representative (AOR):
[*]
[*]
[*]

Administrative Agreements Officer (AAO):
[*]
[*]
[*]

B.    Performer Points of Contact

Performer’s Administrative/Contracting:
[*]
General Counsel
[*]
[*]

Performer’s Program Manager:
[*]
Chief Science Officer
[*]
[*]

ARTICLE V:    OBLIGATION AND PAYMENT

A.    Obligation

1. The Government’s liability to make payments to the Performer is limited to only those funds obligated under the Agreement or by modification to the Agreement. DARPA may obligate funds to the Agreement incrementally.

2. If modification becomes necessary in performance of this Agreement, pursuant to Article III, paragraph B, the DARPA Agreements Officer and the Performer’s Administrator shall execute a revised Schedule of Payable Milestones consistent with the then current Program Plan.

B. Payments

1. The Performer has an established and agrees to maintain an established accounting system which complies with Generally Accepted Accounting Principles and the requirements of this Agreement, and shall ensure that appropriate arrangements have been made for receiving, distributing and accounting for all funding. An acceptable accounting system is one in which all cash receipts and disbursements are controlled and documented properly.

2. The Performer shall document the accomplishments of each Payable Milestone by submitting or otherwise providing the Payable Milestones Report required by Attachment 2, Part D.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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After written verification of the accomplishment of the Payable Milestone by the DARPA Agreements Officer’s Representative, and approval by the Agreements Officer, the associated invoice will be submitted to the payment office via Wide Area Workflow (WAWF), as detailed in paragraph B.6 of this Article. If deemed necessary by the Agreements Officer, payment approval for the final Payable Milestone will be made after reconciliation of DARPA funding with actual Performer contributions. Subject to change only through written Agreement modification, payment shall be made to the address of the Performer’s Administrator set forth below.

3. Address of Payee: AMYRIS, INC., 5885 Hollis Street, Suite 100, Emeryville, California 94608

4. Government funds shall be maintained in an interest-bearing account prior to disbursement. This account shall not be in U. S. Treasury Notes. Any interest earned shall be remitted annually to the DARPA Agreements Officer, or designee. Interest payments shall be made payable to the U. S. Treasury. Interest amounts less than $250 per year may be retained by the Performer for administrative expenses.

5. Payments will be made by the cognizant Defense Agencies Financial Services office, as indicated below, within thirty (30) calendar days of an accepted invoice in Wide Area Workflow (WAWF). Wide Area Workflow (WAWF) is a secure web-based system for electronic invoicing, receipt and acceptance. The WAWF application enables electronic form submission of invoices, government inspection, and acceptance documents in order to support DoD’s goal of moving to a paperless acquisition process. Authorized DoD users are notified of pending actions by e-mail and are presented with a collection of documents required to process the contracting or financial action. It uses Public Key Infrastructure (PKI) to electronically bind the digital signature to provide non-reputable proof that the user (electronically) signed the document with the contents. Benefits include online access and full spectrum view of document status, minimized re-keying and improving data accuracy, eliminating unmatched disbursements and making all documentation required for payment easily accessible.

The Performer is required to utilize the Wide Area Workflow system when processing invoices and receiving reports under this Agreement. The Performer shall (i) ensure an Electronic Business Point of Contact is designated in Central Contractor Registration at http://www.ccr.gov and (ii) register to use WAWF–RA at the https://wawf.eb.mil site, within ten (10) calendar days after award of this Agreement. Step by Step procedures to register are available at the https://wawf.eb.mil site. The Performer is directed to use the “2-in-1” format when processing invoices.

a.	For the Issue By DoDAAC enter HR0011

b.	For the Admin DoDAAC and Ship To fields, enter S0507A.

c.	For the Service Acceptor field, enter HR0011, Extension 01.

d.	Leave the Inspect by DoDAAC, Ship From Code DoDAAC and LPO DoDAAC fields blank unless otherwise directed by the Agreements Officer or Administrative Agreements Officer.

e.	The following guidance is provided for invoicing processed under this Agreement through WAWF:

•
The AOR identified at Article IV "Agreement Administration" shall continue to formally inspect and accept the deliverables/payable milestones. To the maximum extent practicable, the AOR shall review the deliverable(s)/payable milestone report(s) and either: 1) provide a written notice of rejection to the Performer which includes feedback

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regarding deficiencies requiring correction or 2) written notice of acceptance to the Administrative Agreements Officer (AAO), DARPA PM and Agreements Officer.

•	Acceptance within the WAWF system shall be performed by the Agreements Officer upon receipt of a confirmation email, or other form of transmittal, from the AOR.

•	The Performer shall send an email notice to the AOR and Agreements Officer upon submission of an invoice in WAWF (this can be done from within WAWF).

•	Payments shall be made by DFAS-CO/WEST (HQ0339)

•
The Performer agrees, when entering invoices entered in WAWF to utilize the CLINs associated with each payable milestone as delineated at Attachment 3. The description of the CLIN shall include reference to the associated milestone number along with other necessary descriptive information. The Performer agrees that the Government may reject invoices not submitted in accordance with this provision.

Note for DFAS: The Agreement shall be entered into the DFAS system by CLIN – Milestone association as delineated at Attachment 3. The Agreement is to be paid out by CLIN – Milestone association. Payments shall be made using the CLIN (MS)/ACRN association as delineated at Attachment 3.

6.    Payee Information: As identified at Central Contractor Registration.

•	Cage Code: 47QN9

•	DUNS: 185930182

•	TIN: 55-0856151

7.    Limitation of Funds: In no case shall the Government’s financial liability exceed the amount obligated under this Agreement.

8.    Payments shall be made in the amounts set forth in Attachment No. 3, provided the DARPA Agreements Officer’s Representative has verified the accomplishment of the Payable Milestones. It is recognized that the quarterly accounting of current expenditures reported in the “Quarterly Business Status Report” submitted in accordance with Attachment No. 2 is not necessarily intended or required to match the Payable Milestones until submission of the Final Report; however, payable milestones may be revised during the course of the program to reflect current and revised projected expenditures, subject to the requirements set forth in Article III.

account for all funding under this Agreement and shall maintain adequate records to account for the Performer’s funding provided under this Agreement. Upon completion or termination of this Agreement, whichever occurs earlier, the Performer’s Administrator shall furnish to the Agreements Officer a copy of the Final Report required by Attachment 2, Part E. The Performer’s relevant financial records are subject to examination or audit on behalf of DARPA by the Government for a period not to exceed three (3) years after expiration of the term of this Agreement. The Agreements Officer or designee shall have direct access to sufficient records and information of the Performer, to ensure full accountability for all funding under this Agreement. Such audit, examination, or access shall be performed during business hours on business days upon prior written notice and shall be subject to the security requirements of the audited party.

C.    Accounting and Appropriation Data

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AA    9720400 1320 S351 P2D10 2525 DPAC 2 5205 S12136 61101E    $3,022,501

AB    012199 097    0400 000 N 20132014 D 1320 HLIF6    2013.MBT-02.CORE.A
DARPA 255
$2,632,428

ACRN AC:    012199 097    0400 000 N 20132014 D 1320 HTLM6    2013.MBT-02.CORE.A
DARPA        255
$1,087,836

ACRN AD:     012199 097    0400 000 N 20142015 D 1320 BLTM6    2014.MBT-02.CORE.A
DARPA 255
$911,544

ARTICLE VI:    DISPUTES

A.    General

The Parties shall communicate with one another in good faith and in a timely and cooperative manner when raising issues under this Article.

B.    Dispute Resolution Procedures

1.    Any disagreement, claim or dispute between DARPA and the Performer concerning questions of fact or law arising from or in connection with this Agreement, and, whether or not involving an alleged breach of this Agreement, may be raised only under this Article.

2.    Whenever disputes, disagreements, or misunderstandings arise, the Parties shall attempt to resolve the issue(s) involved by discussion and mutual agreement as soon as practicable. In no event shall a dispute, disagreement or misunderstanding which arose more than three (3) months prior to the notification made under subparagraph B.3 of this article constitute the basis for relief under this article unless the Director of DARPA in the interests of justice waives this requirement.

3.    Failing resolution by mutual agreement, the aggrieved Party shall document the dispute, disagreement, or misunderstanding by notifying the other Party (through the DARPA Agreements Officer or the Performer’s Administrator, as the case may be) in writing of the relevant facts, identify unresolved issues, and specify the clarification or remedy sought. Within five (5) working days after providing notice to the other Party, the aggrieved Party may, in writing, request a joint decision by the DARPA Senior Procurement Executive, and senior executive (no lower than Vice President, Legal) appointed by the Performer. The other Party shall submit a written position on the matter(s) in dispute within thirty (30) calendar days after being notified that a decision has been requested. The DARPA Senior Procurement Executive, and the senior executive shall conduct a review of the matter(s) in dispute and render a decision in writing within thirty (30) calendar days of receipt of such written position. Any such joint decision is final and binding.

4.    In the absence of a joint decision, upon written request to the Director of DARPA, made within thirty (30) calendar days of the expiration of the time for a decision under subparagraph B.3 above, the dispute shall be further reviewed. The Director of DARPA may elect to conduct this review

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personally or through a designee or jointly with a senior executive (no lower than (Vice President, Legal) level) appointed by the Performer. Following the review, the Director of DARPA or designee will resolve the issue(s)and notify the Parties in writing. Such resolution is not subject to further administrative review and, to the extent permitted by law, shall be final and binding.

C.    Limitation of Damages

Claims for damages of any nature whatsoever pursued under this Agreement shall be limited to direct damages only up to the aggregate amount of DARPA funding disbursed as of the time the dispute arises. In no event shall DARPA be liable for claims for consequential, punitive, special and incidental damages, claims for lost profits, or other indirect damages.

ARTICLE VII:    PATENT RIGHTS

A.    Allocation of Principal Rights

Unless the Performer shall have notified DARPA (in accordance with subparagraph B.2 below) that the Performer does not intend to retain title, the Performer shall retain the entire right, title, and interest throughout the world to each Subject Invention consistent with the provisions of this Article and 35 U.S.C. § 202. With respect to any Subject Invention in which the Performer retains title, DARPA shall have a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced on behalf of the United States the Subject Invention throughout the world.

B.    Invention Disclosure, Election of Title, and Filing of Patent Application

1.    The Performer shall disclose each Subject Invention to DARPA within four (4) months after the inventor discloses it in writing to his company personnel responsible for patent matters or, in the case of no internal writing from the inventor, within two (2) months after filing a provisional application, provided however that in the event the Performer does not file a provisional application, it shall disclose the Subject Invention to DARPA within two (2) months of determining that a particular set of experiments and or data qualify as a Subject Invention. The disclosure to DARPA shall be in the form of a written report and shall identify the Agreement under which the Subject Invention was made and the identity of the inventor(s). It shall be sufficiently complete in technical detail to convey a clear understanding to the extent known at the time of the disclosure, of the nature, purpose, operation, and the physical, chemical, biological, or electrical characteristics of the invention. The disclosure shall also identify any publication, sale, or public use of the invention and whether a manuscript describing the invention has been submitted for publication and, if so, whether it has been accepted for publication at the time of disclosure. The Performer shall also submit to DARPA an annual listing of Subject Inventions.

2.    If the Performer determines that it does not intend to retain title to any such Subject Invention, the Performer shall notify DARPA, in writing, within eight (8) months of disclosure to DARPA. However, in any case where publication, sale, or public use has initiated the one (1)-year statutory period wherein valid patent protection can still be obtained in the United States, the period for such notice may be shortened by DARPA to a date that is no more than sixty (60) calendar days prior to the end of the statutory period.

3.    The Performer shall file its initial patent application on a Subject Invention to which it elects to retain title within one (1) year after election of title or, if earlier, prior to the end of the statutory

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period wherein valid patent protection can be obtained in the United States after a publication, or sale, or public use. The Performer may elect to file patent applications in additional countries (including the European Patent Office and the Patent Cooperation Treaty) within either ten (10) months of the corresponding initial patent application or six (6) months from the date permission is granted by the Commissioner of Patents and Trademarks to file foreign patent applications, where such filing has been prohibited by a Secrecy Order.

4.    Requests for extension of the time for disclosure election, and filing under Article VII, paragraph C, may, at the discretion of DARPA, and after considering the position of the Performer, be granted.

C.    Conditions When the Government May Obtain Title

Upon DARPA’s written request, the Performer shall convey title to any Subject Invention to DARPA under any of the following conditions:

1.    If the Performer fails to disclose or elects not to retain title to the Subject Invention within the times specified in paragraph C of this Article; provided, that DARPA may only request title within sixty (60) calendar days after learning of the failure of the Performer to disclose or elect within the specified times.

2.    In those countries in which the Performer fails to file patent applications within the times specified in paragraph B of this Article; provided, that if the Performer has filed a patent application in a country after the times specified in paragraph B of this Article, but prior to its receipt of the written request by DARPA, the Performer shall continue to retain title in that country; or

3.    In any country in which the Performer decides not to continue the prosecution of any application for, to pay the maintenance fees on, or defend in reexamination or opposition proceedings on, a patent on a Subject Invention.

D.    Minimum Rights to the Performer and Protection of the Performer’s Right to File

1.    The Performer shall retain a nonexclusive, royalty-free license throughout the world in each Subject Invention to which the Government obtains title, except if the Performer fails to disclose the invention within the times specified in paragraph B of this Article. The Performer’s license extends to subsidiaries and affiliates and Collaborators, if any, within the corporate structure of which the Performer is a party and includes the right to grant licenses of the same scope to the extent that the Performer was legally obligated to do so at the time the Agreement was awarded. The license is transferable only with the approval of DARPA, except when transferred to the successor of that part of the business to which the invention pertains. DARPA approval for license transfer shall not be unreasonably withheld.

2.    The Performer’s license may be revoked or modified by DARPA to the extent necessary to achieve expeditious practical application of the Subject Invention pursuant to an application for an exclusive license submitted consistent with appropriate provisions at 37 CFR Part 404. This license shall not be revoked at any time when the Performer continues to practice the general technology developed hereunder in pursuit of commercial goals, including the goal of making the products derived from such platforms reasonably accessible to the public.

3     Before revocation or modification of the license, DARPA shall furnish the Performer a written notice of its intention to revoke or modify the license, and the Performer shall be allowed thirty

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(30) calendar days (or such other time as may be authorized for good cause shown) after the notice to show cause why the license should not be revoked or modified.

E.    Action to Protect the Government’s Interest

1.    The Performer agrees to execute or to have executed and promptly deliver to DARPA all instruments necessary to (i) establish or confirm the rights the Government has throughout the world in those Subject Inventions to which the Performer elects to retain title, and (ii) convey title to DARPA when requested under paragraph D of this Article and to enable the Government to obtain patent protection throughout the world in that Subject Invention.

2.    The Performer agrees to require, by written agreement, its employees, other than clerical and non-technical employees, to disclose promptly in writing to personnel identified as responsible for the administration of patent matters and in a format suggested by the Performer each Subject Invention made under this Agreement in order that the Performer can comply with the disclosure provisions of paragraph C of this Article. The Performer shall instruct employees, through employee agreements or other suitable educational programs, on the importance of reporting inventions in sufficient time to permit the filing of patent applications prior to U. S. or foreign statutory bars.

3.    The Performer shall notify DARPA of any decisions not to continue the prosecution of a patent application, pay maintenance fees, or defend in a reexamination or opposition proceedings on a patent, in any country, not less than thirty (30) calendar days before the expiration of the response period required by the relevant patent office.

4.    The Performer shall include, within the specification of any United States patent application and any patent issuing thereon covering a Subject Invention, the following statement: “This invention was made with Government support under Agreement HR0011-12-3-0006, awarded by DARPA. The Government has certain rights in the invention.”

F.    Lower Tier Agreements

The Performer shall include this Article, suitably modified, to identify the Parties, in all subcontracts or lower tier agreements, regardless of tier, for experimental, developmental, or research work.

G.    Reporting on Utilization of Subject Inventions

1.
The Performer agrees to submit, during the term of the Agreement, an annual report on the general subject matter research at Performer or its Collaborators, licensees or assignees in connection with utilization of a Subject Invention or on efforts at obtaining such utilization that is being made by the Performer or its Collaborators, licensees or assignees. Such reports shall include information regarding the general fields of potential products where such Subject Inventions may ultimately assist in commercial sales. The Performer also agrees to provide additional reports as may be requested by DARPA in connection with any march-in proceedings undertaken by DARPA in accordance with paragraph J of this Article. Consistent with 35 U.S.C. § 202(c)(5), DARPA agrees it shall not disclose such information to persons outside the Government without permission of the Performer.

2	All required reporting shall be accomplished, to the extent possible, using the i-Edison reporting website: https://s-edison.info.nih.gov/iEdison/. To the extent any such reporting cannot be

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carried out by use of i-Edison, reports and communications shall be submitted to the Agreements Officer and Administrative Agreements Officer.

H.    Preference for American Industry

Notwithstanding any other provision of this clause, the Performer agrees that it shall not grant to any person the exclusive right to use or sell any Subject Invention in the United States or Canada unless such person agrees that any product embodying the Subject Invention or produced through the use of the Subject Invention shall be manufactured substantially in the United States or Canada except when such such rights are in connection with a Collaborator. However, in individual cases, the requirements for such an agreement beyond what is contemplated herein may be waived by DARPA upon a showing by the Performer (1) that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the United States or (2) that, under the circumstances, domestic manufacture is not commercially feasible.

I.    March-in Rights

The Performer agrees that, with respect to any Subject Invention in which it has retained title, DARPA has the right to require the Performer, an assignee, or exclusive licensee of a Subject Invention to grant a non-exclusive license to a responsible applicant or applicants, upon terms that are reasonable under the circumstances, and if the Performer, assignee, or exclusive licensee refuses such a request, DARPA has the right to grant such a license itself if DARPA determines that:

1.    Such action is necessary because the Performer or assignee has not taken effective steps, consistent with the intent of this Agreement, to achieve practical application of the Subject Invention;

2.    Such action is necessary to alleviate health or safety needs which are not reasonably satisfied by the Performer, assignee, or their licensees;

3.    Such action is necessary to meet requirements for public use and such requirements are not reasonably satisfied by the Performer, assignee, or licensees; or

4.    Such action is necessary because the agreement required by paragraph (I) of this Article has not been obtained or waived or because a licensee of the exclusive right to use or sell any Subject Invention in the United States is in breach of such Agreement.

ARTICLE VIII: DATA RIGHTS

A.    Allocation of Principal Rights

1.    This Agreement shall be performed with mixed Government and Performer funding. The Parties agree that in consideration for Government funding, the Performer intends to reduce to practical application items, components and processes developed under this Agreement.

2.    The Performer agrees to retain and maintain in good condition until two (2) years after completion or termination of this Agreement, all Data necessary to achieve practical application. In the event of exercise of the Government’s March-in Rights as set forth under Article VII or subparagraph A.3 of this article, the Performer agrees, upon written request from the Government, to deliver at no additional cost to the Government, all Data necessary to achieve practical application within sixty (60)

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calendar days from the date of the written request. The Government shall retain Unlimited Rights, as defined in paragraph A above, to this delivered Data.

3.    The Performer agrees that, with respect to Data necessary to achieve practical application, DARPA has the right to require the Performer to deliver all such Data to DARPA in accordance with its reasonable directions if DARPA determines that:

(a)    Such action is necessary because the Performer or assignee has not taken effective steps, consistent with the intent of this Agreement, to achieve practical application of the technology developed during the performance of this Agreement;

(b)    Such action is necessary to alleviate health or safety needs which are not reasonably satisfied by the Performer, assignee, or their licensees; or

(c)    Such action is necessary to meet requirements for public use and such requirements are not reasonably satisfied by the Performer, assignee, or licensees.

4.    With respect to Data developed, generated or delivered under this Agreement, the Government shall receive Government Purpose Rights, except as noted in subparagraph (5) of this article.

5.    With respect to all Data delivered, in the event of the Government’s exercise of its right under subparagraph B.2 of this article, the Government shall receive Unlimited Rights.

6.    Any pre-existing Data to be utilized and delivered under this Agreement shall be delivered with restrictions as delineated in the Performer Identification and Assertion of Use, Release, or Disclosure Restrictions provided in Attachment 5.

B.    Marking of Data

Pursuant to paragraph B above, any Data delivered under this Agreement shall be marked with the following legend:

Use, duplication, or disclosure is subject to the restrictions as stated in Agreement HR0011-12-3- 0006 between the Government and the Performer.

C. Lower Tier Agreements

The Performer shall include this Article, suitably modified to identify the Parties, in all subcontracts or lower tier agreements, regardless of tier, for experimental, developmental, or research work.

ARTICLE IX: FOREIGN ACCESS TO TECHNOLOGY

This Article shall remain in effect during the term of the Agreement and for two (2) years thereafter.

A.    General

The Parties agree that research findings and technology developments arising under this Agreement may constitute a significant enhancement to the national defense, and to the economic vitality of the United

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States. Accordingly, access to important technology developments under this Agreement by Foreign Firms or Institutions must be carefully controlled. The controls contemplated in this Article are in addition to, and are not intended to change or supersede, the provisions of the International Traffic in Arms Regulation (22 CFR pt. 121 et seq.), the DoD Industrial Security Regulation (DoD 5220.22-R) and the Department of Commerce Export Regulation (15 CFR pt. 770 et seq.)

B.    Restrictions on Sale or Transfer of Technology to Foreign Firms or Institutions

1.    In order to promote the national security interests of the United States and to effectuate the policies that underlie the regulations cited above, the procedures stated in subparagraphs C.2, C.3, and C.4 below shall apply to any transfer of Technology. For purposes of this paragraph, a transfer includes a sale of the company, and sales or licensing of Technology. Transfers do not include:

(a) sales of products or components, or

(b) licenses of software or documentation related to sales of products or components, or

(c) transfer to foreign subsidiaries of the Performer for purposes related to this Agreement or to Collaborators, or

(d) transfer which provides access to Technology to a Foreign Firm or Institution which is an approved source of supply or source for the conduct of research under this Agreement provided that such transfer shall be limited to that necessary to allow the firm or institution to perform its approved role under this Agreement.

2.    The Performer shall provide timely notice to DARPA of any proposed transfers which occur after the effective date of this agreement from the Performer of Technology developed under this Agreement to Foreign Firms or Institutions. If DARPA determines that the transfer may have adverse consequences to the national security interests of the United States, the Performer, its vendors, and DARPA shall jointly endeavor to find alternatives to the proposed transfer which obviate or mitigate potential adverse consequences of the transfer but which provide substantially equivalent benefits to the Performer.

3.    In any event, the Performer shall provide written notice to the DARPA Agreements Officer’s Representative and Agreements Officer of any proposed transfer to a foreign firm or institution at least sixty (60) calendar days prior to the proposed date of transfer. Such notice shall cite this Article and shall state specifically what is to be transferred and the general terms of the transfer. Within thirty (30) calendar days of receipt of the Performer’s written notification, the DARPA Agreements Officer shall advise the Performer whether it consents to the proposed transfer. In cases where DARPA does not concur or sixty (60) calendar days after receipt and DARPA provides no decision, the Performer may utilize the procedures under Article VI, Disputes. No transfer shall take place until a decision is rendered.

4. In the event a transfer of Technology to Foreign Firms or Institutions which is NOT approved by DARPA takes place, the Performer shall (a) refund to DARPA funds paid for the development of the Technology and (b) the Government shall have a non-exclusive, nontransferable, irrevocable, paid-up license to practice or have practiced on behalf of the United States the Technology throughout the world for Government and any and all other purposes, particularly to effectuate the intent

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of this Agreement. Upon request of the Government, the Performer shall provide written confirmation of such licenses.

C.    Lower Tier Agreements

The Performer shall include this Article, suitably modified, to identify the Parties, in all subcontracts or lower tier agreements, regardless of tier, for experimental, developmental, or research work.

ARTICLE X:    TITLE TO AND DISPOSITION OF PROPERTY

A.    Title to Property

The Performer will acquire property with an acquisition value greater than $5,000 under this Agreement as set forth in Attachment * to this Agreement which is necessary to further the research and development goals of this Program and is not for the direct benefit of the Government. Title to this property shall vest in the Performer upon acquisition. Title to any other items of property acquired under this Agreement with an acquisition value of $5,000 or less shall vest in the Performer upon acquisition with no further obligation of the Parties unless otherwise determined by the Agreements Officer. Should any other item of property with an acquisition value greater than $5,000 be required, the Performer shall obtain prior written approval of the Agreements Officer. Title to this property shall also vest in the Performer upon acquisition. The Performer shall be responsible for the maintenance, repair, protection, and preservation of all property at its own expense.

B.    Disposition of Property

At the completion of the term of this Agreement, items of property set forth in Attachment * or any other items of property with an acquisition value greater than $5,000 shall be disposed of in the following manner:

1.    Purchased by the Performer at an agreed-upon price, the price to represent fair market value, with the proceeds of the sale being returned to DARPA; or

2.    Transferred to a Government research facility with title and ownership being transferred to the Government; or

3.    Donated to a mutually agreed University or technical learning center for research purposes; or

4. Any other DARPA-approved disposition procedure.

ARTICLE XI: CIVIL RIGHTS ACT

This Agreement is subject to the compliance requirements of Title VI of the Civil Rights Act of 1964 as amended (42 U.S.C. 2000-d) relating to nondiscrimination in Federally assisted programs. The Performer has signed an Assurance of Compliance with the nondiscriminatory provisions of the Act.

ARTICLE XII: SECURITY

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The Government does not anticipate the need for the Performer to develop and/or handle classified information in the performance of this Agreement. No DD254 is currently required for this Agreement.

ARTICLE XIII: SUBCONTRACTORS

The Performer shall make every effort to satisfy the intent of competitive bidding of sub-agreements to the maximum extent practical. The Performer may use foreign entities or nationals as subcontractors, subject to compliance with the requirements of this Agreement and to the extent otherwise permitted by law.

ARTICLE XIV: KEY PERSONNEL

A.	The Performer shall notify the Agreements Officer in writing prior to making any change in key personnel. The following individuals are designated as key personnel for the purposes of this Agreement:

Name	Role/Title	% of time
Jack Newman	Chief Science Officer	60%
Sunil Chandran	Team Leader	100%

B.
When replacing any of the personnel identified above, the Performer must demonstrate that the qualifications of the prospective personnel are acceptable to the Government as reasonably determined by the Program Manager. Substitution of key personnel shall be documented by modification to the Agreement made in accordance with the procedures outlined in Article III, paragraph C.

ARTICLE XV: EXPORT CONTROL

(a) Definition. “Export-controlled items,” as used in this clause, means items subject to the Export Administration Regulations (EAR) (15 CFR Parts 730-774) or the International Traffic in Arms Regulations (ITAR) (22 CFR Parts 120-130). The term includes:

1) “Defense items,” defined in the Arms Export Control Act, 22 U.S.C. 2778(j)(4)(A), as defense articles, defense services, and related technical data, and further defined in the ITAR, 22 CFR Part 120.

2) “Items,” defined in the EAR as “commodities”, “software”, and “technology,” terms that are also defined in the EAR, 15 CFR 772.1.

(b) The Performer shall comply with all applicable laws and regulations regarding export-controlled items, including, but not limited to, the requirement for contractors to register with the Department of State in accordance with the ITAR. The Performer shall consult with the Department of State regarding

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any questions relating to compliance with the ITAR and shall consult with the Department of Commerce regarding any questions relating to compliance with the EAR.

(c) The Performer's responsibility to comply with all applicable laws and regulations regarding export-controlled items exists independent of, and is not established or limited by, the information provided by this clause.

(d) Nothing in the terms of this contract adds, changes, supersedes, or waives any of the requirements of applicable Federal laws, Executive orders, and regulations,

including but not limited to—

(1) The Export Administration Act of 1979, as amended (50 U.S.C. App. 2401, et seq.);

(2) The Arms Export Control Act (22 U.S.C. 2751, et seq.);

(3) The International Emergency Economic Powers Act (50 U.S.C. 1701, et seq.);

(4) The Export Administration Regulations (15 CFR Parts 730-774);

(5) The International Traffic in Arms Regulations (22 CFR Parts 120-130);

and

(6) Executive Order 13222, as extended;

(e) The Performer shall include the substance of this clause, including this paragraph (e), in all subawards.

ARTICLE XVI: ORDER OF PRECEDENCE

In the event of any inconsistency between the terms of this Agreement and language set forth in the Attachments, the inconsistency shall be resolved by giving precedence in the following order: (1) The Agreement, and (2) all Attachments to the Agreement.

ARTICLE XVII: EXECUTION

This Agreement constitutes the entire agreement of the Parties and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions among the Parties, whether oral or written, with respect to the subject matter hereof. This Agreement may be revised only by written consent of the Performer and the DARPA Agreements Officer. This Agreement, or modifications thereto, may be executed in counterparts each of which shall be deemed as original, but all of which taken together shall constitute one and the same instrument.

ARTICLE XVIII: APPLICABLE LAW

United States federal law will apply to the construction, interpretation, and resolution of any disputes arising out of or in connection with this Agreement.

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ARTICLE XIX: SEVERABILITY

In the event that any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein, unless the deletion of such provision or provisions would result in such a material change so as to cause completion of the transactions contemplated herein to be unreasonable.

ARTICLE XX: FORCE MAJEURE

Performer shall not be liable for delays or non-performance hereunder if such delay or non-performance is from causes beyond the control and without the fault or negligence of the Performer or its subcontractors, and is due, directly, to fire or other casualty; act of God; strike or labor dispute; war or other violence, or to acts of the Government in either its sovereign or contractual capacity.

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Agreement No. HR0011-12-3-0006	Attachment 1

Amyris, Inc.
Statement of Work
For
Living Foundries
Improving DNA Assembly and Integration Across Platforms with Better Systems and Tools
30 May 2012
(Amended through 9 April 2014)

Advanced Tools and Capabilities for Generalizable Platforms (ATCG) Program Background

Current approaches to engineering biology rely on an ad hoc, laborious, trial-and-error process, wherein one successful project often does not translate to enabling subsequent new designs. As a result, the state of the art development cycle for engineering a new biologically manufactured product often takes 7+ years and tens to hundreds of millions of dollars (e.g. microbial production of artemisinic acid for the treatment of malaria and the non-petroleum-based production 1, 3-propanediol). The impact of current approaches is two-fold. First, the number of new entrants and innovators into the biomanufacturing space is immediately limited – few have the expertise, capital and/or time necessary to develop and engineer a new product. Second, combined with the complexity of biological systems, an ad hoc approach results in one-off efforts limited to modifying only a small set of genes and constructing simple, isolated genetic circuits and metabolic pathways. Consequently, while progress has been made, industry is constrained to producing only a tiny fraction of the vast number of possible chemicals, materials, and functional systems that would be enabled by the ability to truly engineer biology. A new approach is needed.

This new approach is Living Foundries: develop and apply an engineering framework to biology that decouples biological design from fabrication, yields design rules and tools, and manages biological complexity through abstraction and standardization. One analogy is that Living Foundries aims to do for biological design what verylarge-scale integration (VLSI) did for integrated circuits. Applying an engineering framework to biology will remove barriers to researchers outside the biological sciences, bringing diverse expertise and new methods to biological design. The best innovations will introduce new architectures and tools that will form the foundational technology for engineering biology.

The vision of Living Foundries is one where new and multiple cellular functions are readily constructed, combined, and controlled by an integrated genetic circuitry. The ultimate effect of which will be to open up the full space of biologically produced materials and systems. To achieve this, new tools, technologies and methodologies that directly address our current limitations and expand our capabilities must be developed. The outcome should be an open technology platform that integrates these tools and capabilities, allowing new designs to rapidly move from conception to execution.

Advanced Tools and Capabilities for Generalizable Platforms, (ATCG) seeks translatable tools that can serve as parts of an “end-to-end platform” to support rapid, specific in its goals: DARPA seeks new technology to enable low-cost and rapid DNA synthesis and assembly, especially to shorten the design-test cycle surrounding the ambitious constructs that characterize the broadest visions in modern synthetic biology.

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Agreement No. HR0011-12-3-0006	Attachment 1

Research Tasks

Task A

[*]

Task A. [*] (Jed Dean, Amyris)

Task Objective: [*]

[*]

Milestone: [*]

Metrics/Completion Criteria: [*]

Deliverables: [*]

Subtask A.1. [*]
[*]

Subtask A.2. [*]
[*]

Subtask A.3. [*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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[*]

This subtask completes the Milestone outlined above.
Task C

[*]

Task C. [*] (Sunil Chandran, Amyris)

Task Objective: [*]

[*]

Phase I

Milestone: (12 months) [*]

Metrics/Completion Criteria: [*]

Deliverable: [*]

Subtask C.1[*]
[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Subtask C.2 [*]

[*]

Subtask C.3 [*]
[*]

Subtask C.4 [*]
[*]

This subtask completes the Milestone outlined above.

Phase II

Milestone (CIIa): [*]

Metrics/Completion Criteria: [*]

Subtask C.5 [*]
[*]

Subtask C.6 [*]
[*]

These subtasks complete the Milestone outlined above.

Milestone (CIIb): [*]

Metrics/Completion Criteria: [*]

Deliverable:[*]

Subtask C.7 [*]
[*]

[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Milestone (CIIc): [*]

Metrics/Completion Criteria: [*]

Deliverable: [*]

Subtask C.8 [*]
[*]

Task D

[*]

Task D. [*] (Sunil Chandran, Amyris)

Task D. [*] (Sunil Chandran, Amyris)

Task Objective: [*]
[*]

Phase I

Milestone: [*]

Metrics/Completion Criteria: [*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Agreement No. HR0011-12-3-0006	Attachment 1

Deliverable: [*]

Subtask D.1 [*]

Subtask D.2 [*]
[*]

Subtask D.3 [*]
[*]

Subtask D.4 [*]
[*]

Phase II

Milestone (DIIa): [*]

Metrics/Completion Criteria: [*]

Subtask D.5 [*]
[*]

Subtask D.6 [*]
[*]

Milestone (DIIb): [*]

Metrics/Completion Criteria: [*]

Deliverables: [*]

Subtask D.7 [*]
[*]

Subtask D.8 [*]
[*]
This subtask completes the Milestone outlined above.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Agreement No. HR0011-12-3-0006	Attachment 1

Task E

[*]

Task E. [*] (Sunil Chandran, Amyris)

Task Objective: [*]

Phase IA

Milestone: [*]

Metrics/Completion Criteria: [*]

Deliverable: [*]

Subtask E.1. [*]
[*]

This subtask completes the Milestone outlined above.

Phase IB

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Agreement No. HR0011-12-3-0006	Attachment 1

Milestone: [*]

Metrics/Completion Criteria: [*]

Deliverable: [*]

Subtask E.3 [*]
[*]

This subtask completes the Milestone outlined above.

Phase II

Milestone (EIIa): [*]

Metrics/Completion Criteria: [*]

Deliverable: [*]

Subtask E.5 [*]
[*]

Milestone (EIIb): [*]

Metrics/Completion Criteria: [*]

Deliverable: [*]

Subtask E.6 [*]
[*]

This subtask completes the Milestone outlined above.

Milestone (EIIc): [*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Agreement No. HR0011-12-3-0006	Attachment 1

Metrics/Completion Criteria: [*]

Deliverable: [*]

Subtask E.7 [*]
[*]

Subtask E.8 [*]
[*]
This subtask completes the Milestone outlined above.

Task F

Task F. [*] (Sunil Chandran, Amyris)

Task objective: [*]

Phase II

Milestone: [*]

Metrics/Completion Criteria: [*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Agreement No. HR0011-12-3-0006	Attachment 1

[*]

Deliverable: [*]

Subtask F.1. [*]
[*]

Subtask F.2. [*]
[*]

Task G (Bio-safety/Security)

Task Background: The research and engineering depicted in this Statement of Work seeks to make existing capabilities (e.g. genetic modification of microbes to produce commodity chemicals) more efficient with the intended purpose of speeding the development of Living Foundries. The goal of this research is to make better engineering tools, and not to produce microbes that may have Dual-Use potential. As noted in the performer’s technical proposal, a review of the research activities identified within this Statement of Work determined that this project will not enable technologies that are related to human, animal, or plant health. The performer’s choice of potential chassis or hosts will be made from amongst the list of microbes that, prior to genetic modification, are designated safely handled in a Biosafety Level 1 facility. Additionally, the resulting genetically modified organisms have no selective advantage in the environment.
Metrics/Completion Criteria: The performer shall demonstrate throughout the program that all methods and demonstrations of capability comply with national guidance for manipulation of genes and organisms and follow all guidance for biological safety and biosecurity. Demonstrations and testbeds must meet any applicable regulations designed to protect human health and the environment promulgated by the Environmental Protection Agency, National Institutes of Health, or other relevant agencies of the Federal Government. The performer shall use, store, and destroy biological material in accordance with all applicable regulations.
Deliverable: Include as part of the required monthly technical status reports an on-going status of efforts to develop and/or carry out their Advanced Tools and Capabilities for Generalizable Platforms (ATCG) Bio-Safety and Security plan.

Task H (Intellectual Property and Data Sharing)

Task Background: It is the goal of the Defense Advanced Research Projects Agency (DARPA) that its investment in the tools and capabilities developed under the ATCG program to be multiplied many-fold by adoption and improvement by researchers across the United States. In order to achieve this vision, the Living Foundries program aims to facilitate interoperability and open the field to new entrants.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Agreement No. HR0011-12-3-0006	Attachment 1

Metrics/Completion Criteria: To facilitate interoperability, all applicable design tools and databases developed under the ATCG program should be compatible with Synthetic Biology Open Language (SBOL) core data model. The Performer shall make available the technologies developed under the ATCG effort to the broader synthetic biology community by presenting its ATCG research data at public meetings/conferences/workshops and publishing results in peer-reviewed journal articles. At a minimum, the types of information that will be made available to the broader synthetic biology community are as discussed below:

(i) Data and analysis necessary to evaluate the utility of the technologies, as well as standard operating procedures and design specifications enabling others to reconstitute the equipment, set up, and approaches developed.

(ii) The results of Design of Experiment work to arrive at the conditions for the best performance for untested or early stage technologies, describing the correlation between:

•	DNA ligase cycling parameters and the complexity, size, and success rate of the assembled full length DNA constructs.

•	Reaction parameters and the success and cost of performing sequencing QC on DNA assemblies.

•	Designer nuclease number, type, and targeting site and the integration efficiency in to the chassis genome.

(iii) Details required for both technical evaluation and transfer, including: full protocols, technical drawings of equipment built and specifications met, data on accuracy and precision of these systems, and results on procedures performed against large number of samples to investigate the robustness and readiness of the approaches for broader distribution – providing a trained reader with the information needed to recapitulate the methods and results described. In addition, the Principal Investigator shall be available to consult with third parties seeking to replicate the results.

If the work performed under this Statement of Work results in one or more patents, the Performer shall grant licenses on a royalty-free basis to academic and non-profit institutions. Additionally, the Performer shall make licenses available to commercial entities outside its key business areas.

Deliverable/s: The Performer shall include as part of required monthly technical status reports an on-going status of efforts to develop and/or carry out their proposed ATCG Intellectual Property and Data Sharing plan. Reporting shall include a summary of data sharing activities that have taken place during the reporting period and any data sharing activities planned to take place within three months of the reporting period. Reporting shall include a listing of the performers Subject Invention disclosures, Subject Invention patent applications and a brief discussion summarizing plans, if any, to license the resulting technology (e.g., intent and rationale regarding whether the performer intends to seek non-exclusive licensing, exclusive licensing for a particular field of use, or exclusive licensing across the board, etc.).

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Agreement No. HR0011-12-3-0006	Attachment 2

ATTACHMENT 2:

REPORT REQUIREMENTS

A.     TECHNICAL STATUS REPORT

On or before sixty (60) calendar days after the effective date of the Agreement and monthly thereafter throughout the term of the Agreement, the Performer shall submit, via email, a monthly Technical Status Report to the DARPA Program Manager, DARPA Agreements Officer, Agreement Officer’s Representative (AOR), and DARPA/ADPM. The technical status report will detail technical progress to date and report on all problems, technical issues, major developments, and the status of external collaborations during the reporting period. Technical Status Reports shall be marked with Distribution Statement B:

“DISTRIBUTION STATEMENT B. Distribution authorized to U.S. Government agencies only due to the inclusion of proprietary information. Other requests for this document shall be referred to DARPA Public Release Center (PRC) via email at PRC@darpa.mil.”

B.    BUSINESS STATUS REPORT

On or before ninety (90) calendar days after the effective date of the Agreement and quarterly thereafter throughout the term of the Agreement, the Performer shall submit, via email, a quarterly Business Status Report to the DARPA Program Manager, DARPA Agreements Officer, Agreement Officer’s Representative (AOR), and DARPA/ADPM. The business status report shall provide summarized details of the resource status of this Agreement, including the status of the Performer’s contributions. This report will include a quarterly accounting of current expenditures as outlined in the Annual Program Plan. Any major deviations, over plus or minus 10%, shall be explained along with discussions of the adjustment actions proposed. The report will also include an accounting of any interest earned on Government funds. The Performer is reminded that interest in amounts greater than $250 per year is not expected to accrue under this Agreement. In the event that this interest does accrue on Government funds, the Performer is required to provide an explanation for the accrual in the business report. Depending on the circumstances, the Payable Milestones may require adjustment. Business Status Reports shall be marked with Distribution Statement B:

“DISTRIBUTION STATEMENT B. Distribution authorized to U.S. Government agencies only due to the inclusion of proprietary information. Other requests for this

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Agreement No. HR0011-12-3-0006	Attachment 2

document shall be referred to DARPA Public Release Center (PRC) via email at PRC@darpa.mil.

C.    ANNUAL PROGRAM PLAN DOCUMENT
The Performer shall submit via email or otherwise provide to the DARPA Agreements Officer’s Representative, DARPA Program Manager and DARPA Agreements Officer one (1) copy each of a report which describes the Annual Program Plan as described in Article III, Section B. This document shall be submitted not later than thirty (30) calendar days following the Annual Site Review as described in Article III, Section B. Annual Program Plans shall be marked with Distribution Statement B:

“DISTRIBUTION STATEMENT B. Distribution authorized to U.S. Government agencies only due to the inclusion of proprietary information. Other requests for this document shall be referred to DARPA Public Release Center (PRC) via email at PRC@darpa.mil.”

D.    SPECIAL TECHNICAL REPORTS
The Performer shall submit via email or otherwise provide to the DARPA Agreements Officer’s Representative, the DARPA Program Manager and DARPA Agreements Officer one (1) copy each of special technical reports on significant events such as significant target accomplishments by the Performer, significant tests, experiments, or symposia, as discussed in the Attachment No. 1 Statement of Work. Special Technical Reports shall be marked with Distribution Statement B:

“DISTRIBUTION STATEMENT B. Distribution authorized to U.S. Government agencies only due to the inclusion of proprietary information. Other requests for this document shall be referred to DARPA Public Release Center (PRC) via email at PRC@darpa.mil.”

E.    SCIENTIFIC PAPERS

The performer shall publish scientific papers in accordance with the Attachment No. Statement of Work. One (1) copy of each published scientific paper shall be submitted via email or otherwise provided to the DARPA Agreements Officer’s Representative, DARPA Program Manager, and DARPA Agreements Officer. Scientific Papers shall be marked with Distribution Statement A:

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Agreement No. HR0011-12-3-0006	Attachment 2

"Approved for public release; distribution is unlimited.”

E.    PAYABLE MILESTONES REPORTS

The Performer shall submit via email or otherwise provide to the DARPA Agreements Officer’s Representative, the DARPA Program Manager and DARPA Agreements Officer documentation describing the extent of accomplishment of Payable Milestones. This information shall be as required by Article V, paragraph B and shall be sufficient for the DARPA Agreements Officer’s Representative to reasonably verify the accomplishment of the milestone in accordance with the Attachment No. 1 Statement of Work and Attachment No. 3 Payable Milestone Plan. Payable Milestone Reports shall be marked with Distribution Statement B:

“DISTRIBUTION STATEMENT B. Distribution authorized to U.S. Government agencies only due to the inclusion of proprietary information. Other requests for this document shall be referred to DARPA Public Release Center (PRC) via email at PRC@darpa.mil.”

F.    FINAL REPORT    (NOTE: The Final Report is included in the last Payable Milestone for the completed Agreement)

1. The Performer shall submit or otherwise provide a Final Report making full disclosure of all major developments by the Performer upon completion of the Agreement or within sixty (60) calendar days of termination of this Agreement. With the approval of the DARPA Agreements Officer’s Representative, reprints of published articles may be attached to the Final Report. The Final Report shall be submitted via email to the DARPA Program Manager, DARPA Agreements Officer, Agreement Officer’s Representative (AOR), DARPA/ADPM, and the Defense Technical Information Center.

2. The Final Report shall be marked with a distribution statement to denote the extent of its availability for distribution, release, and disclosure without additional approvals or authorizations. The Final Report shall be marked on the front page in a conspicuous place with the following marking:

“DISTRIBUTION STATEMENT B. Distribution authorized to U.S. Government agencies only due to the inclusion of proprietary information. Other requests for this document shall be referred to DARPA Public Release Center (PRC) via email at PRC@darpa.mil.”

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Agreement No. HR0011-12-3-0006	Attachment 2

G.    FINAL REPORT MARKINGS

(1) The cover or title page of each of the above reports or publications prepared, will have the following citation:

Sponsored by
Defense Advanced Research Projects Agency
Microsystems Technology Office (MTO)
Program: Living Foundries
Issued by DARPA/CMO under Agreement No. HR0011-12-3-0006

(2) The title page shall include a disclaimer worded substantially as follows:

“The views and conclusions contained in this document are those of the authors and should not be interpreted as representing the official policies, either expressly or implied, of the Defense Advanced Research Projects Agency or the U.S. Government.”

(3) The Final Report shall include a Standard Form 298, August 1998.

(4) All reports shall be marked with the below Distribution Statement and Data Rights statements:

(a) Distribution Statement designations are listed above for each individual type of report.

(b) Government Purpose Rights.

“GOVERNMENT PURPOSE RIGHTS
Agreement Number: HR0011-12-3-0006
Contractor Name: Amyris, Inc.”

In accordance with Article VIII, as applicable, contained in the above identified Agreement, the Government has the right to use, duplicate, or disclose Data, in whole or in part and in any manner, for Government purposes only, and to have or permit others to do so for Government purposes only.”

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Agreement No. HR0011-12-3-0006	Attachment 2

(c) Limited Rights.

“LIMITED RIGHTS
Agreement Number: HR0011-12-3-0006
Contractor Name: Amyris, Inc.”

In accordance with Article VIII, as applicable, contained in the above identified
Agreement, the Government has the right to use, modify, reproduce, release, perform, display, or disclose Data, in whole or in part, within the Government. The Government may not, without the written permission of the party asserting limited rights, release or disclose the Data outside the Government.

H. EXECUTIVE SUMMARY

The Performer shall submit a one to two page executive-level summary of the major accomplishments of the Agreement and the benefits of using the “other transactions”
authority pursuant to 10 U.S.C. § 2371 upon completion of the Agreement. This summary shall include a discussion of the actual or planned benefits of the technologies for both the military and commercial sectors. Two (2) copies shall be submitted to the
DARPA Agreements Officer.

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Agreement No. HR0011-12-3-0006	Attachment 3

MILESTONE	Task	Month	Payable Milestones	Exit Criteria	Performer Payment	DARPA Payment	SUBLCIN/ ACRN
Phase I
1	[*]	[*]	[*]	[*]	[*]	[*]	00101/AA
2	[*]	[*]	[*]	[*]	[*]	[*]	00201/AA
3	[*]	[*]	[*]	[*]	[*]	[*]	00301/AA
4	[*]	[*]	[*]	[*]	[*]	[*]	00401/AA
5	[*]	[*]	[*]	[*]	[*]	[*]	00501/AA
Total					$335,834	$3,022,501
Phase 2
6	[*]	[*]	[*]	[*]	[*]	[*]	00601/AB
7	[*]	[*]	[*]	[*]	[*]	[*]	00701/AB
8	[*]	[*]	[*]	[*]	[*]	[*]	00801/AB

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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9	[*]	[*]	[*]	[*]	[*]	[*]	00901/AB
10	[*]	[*]	[*]	[*]	[*]	[*]	01001/AB
11	[*]	[*]	[*]	[*]	[*]	[*]	001101/AC
12	[*]	[*]	[*]	[*]	[*]	[*]	001201/AC
13	[*]	[*]	[*]	[*]	[*]	[*]	001301/AD
14	[*]	[*]	[*]	[*]	[*]	[*]	001401/AD @ $76,747 001402/AC @ $351,946
15	[*]	[*]	[*]	[*]	[*]	[*]	001501/AC
Total					$514,645	$4,631,808
Phase 1 & Phase 2
Total					$850,479	$7,654,309
[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Agreement No. HR0011-12-3-0006	Attachment 4

ATTACHMENT 4:
FUNDING SCHEDULE

A.    PROJECTED PROGRAM FUNDING COMMITMENTS

	DARPA Performer	Funding Contribution
Base (Phase I)

FY 12 (At time of award)	$3,595,518	$399,501
FY 13 (on or about November 2012)	$370,411	$41,158
Modification P00007 Reduction	($943,428)	($104,825)

Phase 1 Totals	$3,022,501	$335,834

Option (Phase 2)

FY 13 (At time of Exercise)	$2,079,497	$231,055
FY 13 (Modification P00008)	$552,931	$61,437
FY13 (Modification P00009)	$645,890	$71,765
FY 14 (Modification P00011)	$1,353.490	$150,388

Phase 2 Totals	$4,631,808	$514,645

AGREEMENT TOTALS	$7,654,309	$850,479

DARPA funding shall be applied toward the following expenses: Direct labor, to include indirect costs thereof, and direct materials/equipment purchases, to include indirect costs thereof, as included in Amyrsis’s Living Foundries proposal dated 3 May 2012 (as amended).

B.    PERFORMER CONTRIBUTION

	Total Contribution	Cash*	In-kind**

Phase 1	$335,834	$335,834	$0
Phase 2	$514,645	$514,645	$0

Total	$850,479	$850,479	$0
*Cash contributions consist of: Direct labor, to include indirect costs thereof, and direct materials/equipment purchases, to include indirect costs thereof, as included in Amyrsis’s Living Foundries proposal dated 3 May 2012 (as amended). The aforementioned are considered cash contributions made by Amyris in support of the Living Foundries research program.
**In-kind contributions consist of: N/A

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Agreement No. HR0011-12-3-0006	Attachment 5

List of Intellectual Property Assertions

Technical Data Computer Software to be Furnished with Restrictions	Basis for Assertion	Asserted Rights Category	Name of Person Asserting Restrictions
Production of Isoprenoids, Application US 11/754,235, Patent No. US 7,659,097 (US 20080274523)	Developed exclusively at private expense	Restricted Rights	Amyris, Inc.
Production of Isoprenoids, ApplicationUS 12/638,771, Patent No. (US2011/0287476)	Developed exclusively at private expense	Restricted Rights	Amyris, Inc.
Production of Isoprenoids, Application PCT/US2007/069807, Patent No. (WO2007/140339)	Developed exclusively at private expense	Restricted Rights	Amyris, Inc.
Nucleic Acids, Compositions and Methods for the Excision of Target Nucleic Acids, Application US 12/978,061, Patent No. US 7,919,605	Developed exclusively at private expense	Restricted Rights	Amyris, Inc.
Nucleic Acids, Compositions and Methods for the Excision of Target Nucleic Acids, Application US 13/220,553, Patent No. (US 2012/0052582)	Developed exclusively at private expense	Restricted Rights	Amyris, Inc.
Nucleic Acids, Compositions and Methods for the Excision of Target Nucleic Acids, Application PCT/US2011/049615, Patent No. (WO 2012/030747)	Developed exclusively at private expense	Restricted Rights	Amyris, Inc.
Compositions and Methods for the Rapid Assembly of Polynucleotides, Developed exclusively at private expense Application US 12/622,401, Patent No. (US 2010/0136633)	Developed exclusively at private expense	Restricted Rights	Amyris, Inc.
Compositions and Methods for the Rapid Assembly of Polynucleotides, Application US 12/684,874, Patent No. US 8,110,360 (US 2010/0124768)	Developed exclusively at private expense	Restricted Rights	Amyris, Inc.
[*]	Developed exclusively at private expense	Restricted Rights	Amyris, Inc.
[*]	Developed exclusively at private expense	Restricted Rights	Amyris, Inc.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Technical Data Computer Software to be Furnished with Restrictions	Basis for Assertion	Asserted Rights Category	Name of Person Asserting Restrictions
[*]
[*]	Developed exclusively at private expense	Restricted Rights	Amyris, Inc.
[*]	Developed exclusively at private expense	Restricted Rights	Amyris, Inc.
[*]	Developed exclusively at private expense	Restricted Rights	Amyris, Inc.
[*]	Developed exclusively at private expense	Restricted Rights	Amyris, Inc.
[*]	Developed exclusively at private expense	Restricted Rights	Amyris, Inc.
[*]	Developed exclusively at private expense	Restricted Rights	Amyris, Inc.
[*]	Software suites were developed exclusively with private funding.	Limited Rights	Amyris, Inc.
[*]	Software suites were Developed exclusively with private funding	Limited Rights	Amyris, Inc.
[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Technical Data Computer Software to be Furnished with Restrictions	Basis for Assertion	Asserted Rights Category	Name of Person Asserting Restrictions
[*]
[*]
Amyris has generated extensive information related to the isoprenoid pathways which will be used as a benchmark to assess performance of this proposal but the underlying comparative data was developed exclusively with private funding.
		Restricted Rights	Amyris, Inc.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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